CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports dated November 21, 1999 for the GLOBALT Growth Fund and to all references to our firm included in or made a part of this Post-Effective Amendment No. 37 to AmeriPrime Fund's Registration Statement on Form N-1A (file No. 33-96826), under the heading "Accountants" in each Statement of Additional Information.

________/s/________________________
McCurdy & Associates CPA's, Inc.
Westlake, Ohio

January 25, 2000